UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2022
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ACUITY BRANDS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS. Employer Identification Number)

1170 Peachtree Street, N.E., Suite 2300, Atlanta, Georgia 30309-7676
(Address of principal executive offices)
(404) 853-1400
(Registrant’s telephone number, including area code)
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AYI	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2022, Acuity Brands, Inc. (the “Company”) received notices from each of Dominic J. Pileggi and Ray M. Robinson that each wished to retire from the Company's Board of Directors, effective as of January 25, 2023, and therefore, would not stand for reelection as directors at the Company's next Annual Meeting of Stockholders to be held on January 25, 2023 (the “Annual Meeting”). Messrs. Pileggi and Robinson will continue to serve on the Company’s Board of Directors until the expiration of their respective current terms as directors at the Annual Meeting. Their respective decisions not to stand for reelection at the upcoming Annual Meeting was not the result of any disagreement with the Company, or any of its affiliates, related to the Company's operations, policies, or practices.
On November 17, 2022, the Company issued a press release announcing the upcoming retirement of Messrs. Pileggi and Robinson. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 17, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2022

ACUITY BRANDS, INC.

By:	/s/ Karen J. Holcom
Karen J. Holcom
Senior Vice President and Chief Financial Officer

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